UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 5, 2010

Torvec Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	000-24455	16-1509512
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1999 Mt. Read Blvd, Bldg 3, Rochester, New York		14615
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	585-254-1100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Torvec, Inc. announced today that, effective March 14, 2010, James Y. Gleasman has elected to retire as the company’s chief executive officer and interim chief financial officer. Mr. Gleasman has also elected to retire as a member of the company’s board of directors, effective March 14, 2010.

Together with his father, world-renowned inventor Vernon E. Gleasman, and his brother, Keith E. Gleasman, James Gleasman founded Torvec in 1996 to develop and commercialize the Gleasman family’s advanced automotive products, including the full terrain vehicle, IsoTorque® differential, infinitely variable transmission, pump/motor and constant velocity joint technologies.

Utilizing his extensive knowledge of finance and his experience in the public markets, Mr. Gleasman created a financial framework for Torvec that insured the company’s continued existence and enabled it to completely fund and bring its technologies to commercial maturity without incurring institutional debt. In addition, Mr. Gleasman used his impressive technological background to assist in forging Torvec’s extensive, world-wide patent portfolio.

"All of us at Torvec owe a tremendous debt of gratitude to Jim for providing Torvec with a rock-solid financial foundation. Torvec not only has weathered the 2008-2009 economic tsunami but, because of Jim’s foresight, we are poised to ratchet-up the commercializing of our products in 2010, thus creating needed employment for the Rochester area," said Torvec president, Keith Gleasman.

In announcing his retirement, James Gleasman commented:

"I am delighted to have been instrumental in bringing Torvec and its paradigm-shifting automotive technologies to the public arena. Quite frankly, it has not been easy and it certainly has been a long haul. However, I believe the company is now ready to prosper and has the personnel in place to be really successful. In one sense, Torvec’s mission---to successfully commercialize its products for the benefit of all, especially our shareholders---is just beginning. On the other hand, I stand proud of what we have accomplished, where we are today and where we will be in the very near future."

Keith Gleasman will continue to lead the company as its president and chief technology officer. He will be assisted by a newly-created Projects and Finance Committee composed of management and members of the company’s engineering team.

Torvec will announce the appointment of a new chief financial officer in the very near future.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torvec Inc.

March 5, 2010	By:	Keith E. Gleasman

Name: Keith E. Gleasman
Title: President

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Exhibit Index

Exhibit No.	Description

1	James Gleasman Retirement Letter